THE CRONE LAW GROUP
101 Montgomery Street, Suite 2650
San Francisco, CA 94105
phone: 415 955-8900
fax: 415 955-8910

November 14, 2011

China United Insurance Service, Inc.
Building 4F, Hesheng Plaza No. 26 Yousheng S Rd.
Jinshui District, Zhengzhou, Henan
People’s Republic of China

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for China United Insurance Service, Inc., a Delaware corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares (the “Registrable Shares”) of the Company’s Common Stock, $0.00001 par value per share. The Registrable Shares are to be offered and sold by certain security holders of the Company (the “Selling Security holders”) pursuant to a Registration Statement on Form S-1 relating to the Registrable Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”).

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing and subject to the following, we are of the opinion that the Registrable Shares are duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the bar in the State of California, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein.

Very truly yours,

/s/ The Crone Law Group